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QUESTIONS AND ANSWERS BROCHURE



               [LOGO OF FIRST FEDERAL SAVINGS BANK APPEARS HERE]

                     Answers to Frequently Asked Questions
                        About Our Stock Conversion and
                         Your Opportunity to Invest in

                        FIRST BANCORP OF INDIANA, INC.

                        the Proposed Holding Company of
                          First Federal Savings Bank
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QUESTIONS AND ANSWERS BROCHURE
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     You can be one of the initial stockholders of First Bancorp of Indiana,
Inc., the proposed holding company of First Federal Savings Bank. First Bancorp of Indiana, Inc. is "going public" as part of First Federal Savings Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank to be known as First Federal Savings Bank. Now you have the opportunity to invest in First Federal Savings Bank by purchasing stock in the initial offering of the holding company. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in First Bancorp of Indiana, Inc..
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QUESTIONS AND ANSWERS BROCHURE
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ABOUT THE TRANSACTION

1.       WHAT IS A CONVERSION?

         First Federal Savings Bank is now a federally chartered mutual savings bank with directors elected by our members. After the Conversion, we will be a stock savings bank owned by a holding company. The holding company, First Bancorp of Indiana, Inc., will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of common stock to certain customers of First Federal Savings Bank and, depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering.

2.       WHAT IS FIRST BANCORP OF INDIANA, INC. AND WHY WAS IT FORMED?

         First Bancorp of Indiana, Inc. is a newly organized holding company created by First Federal Savings Bank specifically to purchase 100% ownership in First Federal Savings Bank. The holding company currently has no stockholders, but is offering shares of its common stock to certain customers of First Federal Savings Bank and, depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of First Bancorp of Indiana, Inc. stock will support future banking activities of First Federal Savings Bank.

3.       WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

         The Conversion and sale of stock will increase First Federal Savings Bank's capital, enabling it to do many things, including possibly the following:

         -    support expansion of financial services
         -    facilitate future access to the capital markets

         Please review "Use of Proceeds" in the Prospectus for First Federal Savings Bank's and the holding company's initial plans with respect to the capital to be raised in the Conversion.

         There are certain risks in investing in First Bancorp of Indiana, Inc. common stock. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors".
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QUESTIONS AND ANSWERS BROCHURE
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4.       WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS BANK
         ACCOUNT?

         No. The Conversion will not affect the general terms of your savings account which will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the maximum legal limit. Your savings account is not being converted to stock. The obligations of borrowers under their loan agreements will not be affected.

5.       HOW DO I BENEFIT FROM THE CONVERSION?

         Eligible depositors and borrowers will be given the opportunity to subscribe or place an order to purchase stock in First Bancorp of Indiana, Inc. and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable First Federal Savings Bank to provide expanded services to its customers and the community.


ABOUT PURCHASING STOCK

6.       WHO MAY PURCHASE STOCK?

         First Bancorp of Indiana, Inc. is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase First Bancorp of Indiana, Inc.'s common stock during the Subscription Offering.

         - ELIGIBLE ACCOUNT HOLDERS. Persons who had a savings deposit of at least $50 at First Federal Savings Bank on the Eligibility Record Date, June 30, 1997.

         - SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. Persons who had a savings deposit of at least $50 on the Supplemental Eligibility Record Date, December 31, 1998.

         - OTHER MEMBERS. Depositors and certain borrowers as of the Voting Record Date, ______ , 1999.

         First Bancorp of Indiana, Inc. may, depending upon market conditions and the availability of shares, offer stock to certain persons in a public offering.
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QUESTIONS AND ANSWERS BROCHURE
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7.       WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING
         OFFERED?

         The aggregate value of First Bancorp of Indiana, Inc. stock has been determined by an independent appraisal firm. The purchase price per share is $10.00. Up to 2,185,000 shares are being offered for sale (or up to 2,512,750 shares under certain conditions such as a change in market and financial conditions following commencement of the offering).

8.       WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

         Yes. All subscribers, including First Federal Savings Bank's Board of Directors and management, will pay the same price during the offering.

9.       ARE DEPOSITORS OBLIGATED TO BUY STOCK?

         No.  But our depositors have a priority subscription right.

10.      HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

         The maximum number of shares that you may purchase as an eligible subscriber (including all persons on a joint account) is 15,000. For eligible subscribers working in concert, the maximum number of shares that may be purchased together is 22,000.

11.      WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

         The minimum purchase limit is 25 shares.

12.      IS THE STOCK INSURED BY THE FDIC?

         No. Like any other common stock, First Bancorp of Indiana, Inc. stock will not be insured by the FDIC or any governmental agency.

13.      IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY SHARES?

         First Bancorp of Indiana, Inc. anticipates that its common stock will be quoted on the NASDAQ National Market System. No assurance can be given, however, that quotes for First Bancorp of Indiana, Inc. stock will be available or that an investor will be able to resell the common stock at or above the purchase price after Conversion. There can be no guarantee that an active trading market for First Bancorp of Indiana, Inc. stock will develop.
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QUESTIONS AND ANSWERS BROCHURE
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14.      WILL THERE BE ANY DIVIDENDS?

         First Bancorp of Indiana, Inc. intends to adopt a policy of paying regular cash dividends. The declaration and payment of dividends are subject to, among other things, the financial conditions and results of operations of First Bancorp of Indiana, Inc., First Federal Savings Bank's compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

         Complete the stock order form and certification as instructed. Be sure to indicate the number of shares you wish to purchase and the total amount remitted (multiply the number of shares subscribed for by $10.00 per share.) Total payment for purchases in the Subscription Offering must accompany the order form and be received by First Bancorp of Indiana, Inc. prior to 12:00 noon, local time, on _________, 1999. The payment options for stock purchases are as follows:

         - CHECK OR MONEY ORDER sent or delivered to First Federal Savings Bank. If payment is made by check or money order, interest will be earned at the passbook rate until the Conversion is completed.

         - WITHDRAWAL OF FUNDS from any existing account of First Federal Savings Bank in an amount equal to the purchase price (which is $10.00 per share) times the number of shares ordered. Penalties for early withdrawal from a First Federal Savings Bank account will be waived when purchasing stock in the Subscription Offering. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the Conversion.

         - ORDERS OF $25,000 or more must be paid by First Federal Savings Bank account withdrawals, certified funds, cashier's check, or money orders.

         - IRA PURCHASES. If you wish to purchase shares of First Bancorp of Indiana, Inc. stock for an IRA account, either at First Federal Savings Bank or elsewhere, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (812) _______ so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.
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QUESTIONS AND ANSWERS BROCHURE
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16.      MAY I CHANGE MY MIND?

         The stock order form you executed cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.      ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

         NO. No person may transfer or enter into any agreement to transfer his
         --
         or her subscription rights issued under the Plan of Conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the Conversion and may be subject to further government sanctions.


ABOUT MEMBERS' VOTING RIGHTS

18.      WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

         Depositors at the Voting Record Date of __________, 1999 who continue to be depositors at the date of the Special Meeting are eligible to vote. Borrowers with loans outstanding on March 16, 1998 and through the Voting Record Date are also eligible to vote.

19.      HOW IS THE NUMBER OF VOTES DETERMINED?

         Each deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's deposit accounts on the Voting Record Date. The maximum number of votes per person is 1,000. Each borrower who has voting rights is entitled to cast one vote, in addition to any votes a borrower has as a depositor.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE FIRST BANCORP OF INDIANA, INC. STOCK?

         No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase First Bancorp of Indiana, Inc. stock. All members are urged to vote for the Conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

21.      WHAT HAPPENS IF I DON'T VOTE?

         Failing to vote could be equivalent to voting against the Plan of Conversion. YOUR VOTE IS EXTREMELY IMPORTANT! PLEASE SIGN AND MAIL YOUR PROXY CARD(S) NOW.
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QUESTIONS AND ANSWERS BROCHURE
Page 8

22.      MAY I COME TO THE SPECIAL MEETING AND VOTE?

         Yes. However, every member is encouraged to send a proxy card(s) to First Federal Savings Bank prior to the meeting even if the member plans to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.      I RECEIVED MORE THAN ONE PROXY CARD.  CAN I VOTE THEM ALL?

         Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

         No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25.      IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL
         MEETINGS?

         No. After the Conversion, only stockholders will have voting rights. However, the operations of First Federal Savings Bank and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.      HOW MAY I GET MORE INFORMATION?

         We hope that these questions and answers, combined with the Prospectus and the Proxy Statement, will help you better understand the Conversion and the stock offering. You are urged to carefully review the Prospectus and Proxy Statement before making an investment or voting decision. If you desire further information, please contact the Stock Center at:

                              Telephone: (812)___________
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                               I M P O R T A N T
                           P R O X Y  R E M I N D E R




               [LOGO OF FIRST FEDERAL SAVINGS BANK APPEARS HERE]



                          FIRST FEDERAL SAVINGS BANK

YOUR VOTE ON FIRST FEDERAL SAVINGS BANK'S STOCK CONVERSION IS VERY
IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR DEPOSIT ACCOUNT. YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.
                                         ---

PLEASE ACT PROMPTLY! SIGN YOUR PROXY CARD(S) AND MAIL OR DELIVER THEM TO FIRST
                     -----------------------
FEDERAL SAVINGS BANK TODAY. WE RECOMMEND THAT YOU VOTE FOR THE PLAN OF
                                                       ---
CONVERSION.

                                                     THE BOARD OF DIRECTORS
                                                     FIRST FEDERAL SAVINGS BANK


================================================================================

             If you have already mailed your proxy card(s), please
                 accept our thanks and disregard this request.

                     For Further Information, Please Call
                               The Stock Center

                               at (812) ___-____


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THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO
BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
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       PLACARD/LOBBY POSTER FOR EACH BRANCH OFFICE - APPROX. 2 1/2' X 4'
       -----------------------------------------------------------------


               [LOGO OF FIRST FEDERAL SAVINGS BANK APPEARS HERE]


                FIRST BANCORP OF INDIANA, INC. IS GOING PUBLIC!



             You may now own a part of First Federal Savings Bank
                         by purchasing shares of stock
            in its holding company, First Bancorp of Indiana, Inc.


                         Please take a prospectus, and
               for further information about the stock offering
                           call the Stock Center at

                                (812) ___-____



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THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO
BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
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

                                YOU'RE INVITED

You are cordially invited to attend our Community Meeting where you will find out more about First Bancorp of Indiana, Inc. and our stock offering including...

  . A presentation by senior management discussing First Federal Savings Bank strategy and performance.

  . An explanation of First Federal Savings Bank's plan for converting to a stock form of ownership.

  . A question and answer period, followed by a reception where you can personally meet and talk with the officers and directors of First Federal Savings Bank.

There will be no sales pressure. You will receive First Bancorp of Indiana, Inc. stock offering materials, including a prospectus. It is up to you to decide if a stock purchase matches your investment objectives.

For more details on First Bancorp of Indiana, Inc. stock offering, attend this informative and convenient Community Meeting:

                           LOCATION:
                           DATE:
                           TIME:


Seating is limited, so please call and reserve your seat. To make a reservation or to receive a prospectus, call (812) ___-____.

                               SHARE OUR FUTURE.


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THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO
BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
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

                            NEWSPAPER ADVERTISEMENT


                                   NEW ISSUE


               [LOGO OF FIRST FEDERAL SAVINGS BANK APPEARS HERE]



                        First Bancorp of Indiana, Inc.
                       the proposed holding company for
                          First Federal Savings Bank
                               is going public!


              Up to _____shares of Common Stock are being offered
                 at a Subscription Price of $10.00 per share.


                             FOR INFORMATION CALL:
                                 STOCK CENTER

                                   Telephone
                                (812) ___-____


                    or stop by the Stock Center located at

                                   , Indiana


The Subscription Offering period deadline is 12:00 Noon, local time_________, 1999.

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THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO
BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------